Exhibit 10.2


                          FIRST AMENDMENT TO AGREEMENT


          This First Amendment to Agreement (the "Amendment") is entered into as of November 28, 2000, by and among ILM II Senior Living, Inc. (formerly known as PaineWebber Independent Living Mortgage Inc. II) ("ILM II"), ILM II Holding, Inc., ("ILM Holding"), ILM II Lease Corporation ("ILM II Lease Corp.") and Capital Senior Management 2, Inc. ("Manager").

                              W I T N E S S E T H :

          WHEREAS, ILM II and Capital Senior Living Corporation, the parent of Manager, entered into that certain Amended and Restated Agreement and Plan of Merger dated October 19, 1999 (as heretofore amended on April 18, 2000, the "Merger Agreement");

          WHEREAS, ILM II Lease Corp. and Manager entered into that certain Management Agreement dated as of July 29, 1996 (the "Management Agreement");

          WHEREAS, in conjunction with entering into the Management Agreement, ILM II, ILM II Holding, ILM II Lease Corp. and Manger entered into that certain Agreement dated as of July 29, 1996 (the "Original Agreement");

          WHEREAS, the parties to the Original Agreement desire to amend the Original Agreement;

         NOW, THEREFORE, the parties hereto agree that the Original Agreement be amended as follows and also agrees as follows:

          1. If consummation of the transactions contemplated by the Merger Agreement has not occurred by March 31, 2001, without any further action by the parties hereto, Section 2, Right of Offer and all corresponding references thereto, in the Original Agreement automatically shall be deleted and shall become null and void and of no further force or effect. Without limiting the generality of the immediately preceding sentence, nothing contained herein shall be interpreted so as to preclude Manager or any affiliates of Manager from making an offer or offers to purchase one or more of the properties covered by the Management Agreement after March 31, 2001.

          2. Except as amended by this Amendment, the Original Agreement remains in full force and effect.

          3. This Amendment may be executed in one or more counterparts (including by facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other parties, it being hereby understood that all parties need not sign the same counterpart.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    ILM II SENIOR LIVING, INC.

                                           /s/ J. William Sharman, Jr.
                                    By:    -------------------------------------
                                    Name:  J. William Sharman, Jr.
                                    Title: Chairman of the Board of Directors,
                                           President and Chief Executive Officer



                                    ILM II HOLDING, INC.

                                           /s/ J. William Sharman, Jr.
                                    By:    -------------------------------------
                                    Name:  J. William Sharman, Jr.
                                    Title: President


                                    ILM II LEASE CORPORATION


                                           /s/ Jeffry Dwyer
                                    By:    -------------------------------------
                                    Name:  Jeffry Dwyer
                                    Title: President



                                    CAPITAL SENIOR MANAGEMENT 2, INC.


                                           /s/ David R. Brickman
                                    By:    -------------------------------------
                                    Name:  David R. Brickman
                                    Title: Vice President